Exhibit 10.34

SFX Holding Corporation

650 Madison Avenue, 15th Floor

New York, New York 10022

AMENDMENT TO SUBSCRIPTION AGREEMENT

August 15, 2012

Entertainment Events Funds LLC

c/o Och-Ziff Capital Investments LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

Reference is made to that certain (i) Subscription Agreement, dated June 6, 2012 (the “Subscription Agreement”), between Entertainment Events Funding LLC (the “Entertainment Events”) and SFX Entertainment Inc. (“SFX Entertainment”) and (ii) Assignment and Assumption Agreement, dated June 19, 2012, between SFX Entertainment and SFX Holding Corporation (the “Corporation,” and together with Entertainment Events, the “Parties”)  All capitalized terms used in this Amendment to the Subscription Agreement (the “Amendment”), but not otherwise defined herein, shall have the meanings ascribed to them in the Subscription Agreement.

In consideration of the mutual promises of the Corporation and Entertainment Events hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Entertainment Events agree to amend the Subscription Agreement as follows, effective as of the date of this Amendment:

1.             Amendment to Section 6(c)(i) of the Subscription Agreement.  Section 6(c)(i) is hereby revised by deleting “August 15, 2012” and inserting “November 1, 2012” in its place.

2.             Amendment to Section 23 of the Subscription Agreement.  Section 23 is hereby deleted in its entirety and replaced with the following:

“23.  Liquidated Damages.  Notwithstanding anything to the contrary herein, if the Company fails to submit a registration statement to the SEC for its IPO by November 1, 2012, as required by Section 6(c) of this Agreement (a “Registration Failure”), then the Company shall be obligated to issue to Purchaser, at the Per Share Closing Price (as hereinafter defined), $16,967.21 in additional shares of Common Stock for each day following the Registration Failure (which equates to 6,786.89 additional shares of Common Stock per day) until the earlier of (a) such date as the Registration Failure is cured or (2) December 31, 2012 (such additional shares of Common Stock, in the aggregate, the “Additional Shares”).  In the event that a Registration Failure shall continue after December 31, 2012, beginning on January 1, 2013, the Company shall issue to Purchaser, at the Per Share Closing Price (as hereinafter defined), $7,500 in Additional Shares for each day that the Registration Failure continues (which equates to 3,000

Additional Shares per day); provided, however, that from and after March 31, 2013, Purchaser may, at its option and in lieu of receiving any further Additional Shares, require that the Company make a cash payment to Purchaser of $7,500 for each day following March 31, 2013, that the Registration Failure remains in effect (such cash payment, in the aggregate, the “Cash Penalty Amount”).  With respect to any month in which a Registration Failure has occurred, (a) the Additional Shares shall be issued to Purchaser within five (5) business days following the end of the prior month, and (b) the Cash Penalty Amount, if applicable, shall be paid to Purchaser within five (5) business days following the end of the prior month to an account designated in writing by Purchaser to the Company.  The parties agree that in the event of a Registration Failure occurs, Purchaser will suffer damages and the amount of such damages will be difficult to estimate.  Accordingly, each party agrees that the issuance of the Additional Shares at the Per Share Closing Price and/or the payment by the Company of the Cash Penalty Amount, if applicable, will constitute liquidated damages and that such liquidated damages are reasonable and shall be the sole measure of damages of Purchaser in the event that a Registration Failure occurs.  For purposes hereof, the “Per Share Closing Price” shall be the price paid by Purchaser on the Closing Date for each share of Common Stock.”

3.                                      Full Force and Effect.  Except as amended hereby, all of the terms and provisions of the Subscription Agreement shall remain in full force and effect.

4.                                      Miscellaneous.

a.                                      Separability of Provisions.  Each provision of this Amendment shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

b.                                      Entire Agreement.  This Amendment constitutes the entire agreement of the Corporation and Entertainment Events with respect to the subject matter hereof and amends the Subscription Agreement.

c.                                       Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the Corporation and Entertainment Events and their respective successors and assigns.

d.                                      Applicable Law; Dispute Resolution.  The terms of Section 18 of the Subscription Agreement are incorporated herein in their entirety.

e.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Each party is permitted to deliver this Amendment by means of delivery of one or more counterpart signature pages via facsimile or an attachment to an email in portable document format (.pdf). Any photographic copy, photocopy, or similar reproduction of this Amendment, any electronic file of this Amendment in portable document format (.pdf), or any copy of this Agreement delivered by facsimile transmission, in each case with all signatures reproduced on one or more sets of signature pages, will be considered as if it were manually executed.

[Signature page follows.]

Very truly yours,

SFX HOLDING CORPORATION

By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	President

Accept and agreed to:

ENTERTAINMENT EVENTS FUNDING LLC

By:	/s/ Joel Frank
Name: Joel Frank
Title:

[Signature page to Amendment to Subscription Agreement]